QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement of AMC Entertainment Inc. on Form S-4 of our report dated March 9, 2010 relating to the financial statements of National CineMedia, LLC appearing in the prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such prospectus.

/s/ Deloitte & Touche LLP

Denver, Colorado
January 21, 2011

QuickLinks

  Exhibit 23.3